KRISPY KREME DOUGHNUTS, INC. REPORTS FINANCIAL RESULTS
FOR THE FIRST QUARTER OF FISCAL 2017

Winston-Salem, NC – May 31, 2016 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the first quarter of fiscal 2017, ended May 1, 2016.

Recent Developments

As previously announced, on May 8, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cotton Parent, Inc., a Delaware corporation (“Cotton”), Cotton Merger Sub Inc., a North Carolina corporation and a wholly-owned subsidiary of Cotton (“Merger Sub”), and JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“JAB”). Cotton and Merger Sub are affiliates of JAB which will acquire the Company for $21.00 per share in cash pursuant to the terms of the Merger Agreement and subject to satisfaction or waiver of the conditions included therein (the “Merger”). The Company’s Board of Directors unanimously approved the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement and unanimously resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement.

The transaction is not subject to a financing condition and is expected to close in the third quarter of fiscal 2017, subject to customary closing conditions, including receipt of regulatory and shareholder approvals. The Merger is subject to a vote of the Company’s shareholders. In connection with the proposed Merger, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) for a special meeting of the Company’s shareholders at which the shareholders will be asked to vote on whether to approve the Merger. Upon completion of review, if any, of the preliminary proxy statement by the staff of the SEC, a definitive proxy statement will be filed and mailed with a form of proxy to the shareholders of the Company. The Company’s Board of Directors has postponed the Company’s 2016 Annual Meeting of Shareholders, originally scheduled for June 14, 2016. At a later date, the Company will provide information related to a rescheduled meeting, if applicable.

First Quarter Fiscal 2017 Highlights Compared to the Year-Ago Period:

■	Revenues increased 3.0% to $136.5 million from $132.5 million.
■

Domestic systemwide same store sales rose 0.7%, including a 0.7% decrease at Company Stores and 1.6% increase at domestic franchise stores; constant currency international franchise same store sales declined 7.3%.

■	Systemwide store count rose 13.0% from the first quarter of last year to 1,133 shops worldwide.
■

Operating income was $15.9 million compared to $17.3 million, including $0.5 million in impairment and lease termination costs and $1.6 million in employee termination benefits and Merger related costs in the current year period.

■	Net income was $9.4 million ($0.14 per share) compared to $10.7 million ($0.16 per share) in the first quarter last year.
■	Adjusted earnings per share rose to $0.25 per share from $0.24 in the first quarter last year.
■	Cash provided by operating activities was $19.5 million compared to $17.1 million in the first quarter last year.
■

The Company repurchased 2.4 million shares of its common stock for a total cost of $39.6 million under the authorization approved by the Board of Directors and pursuant to a pre-arranged stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions. The settlement of such purchases was $34.2 million during the quarter.

Results for the Quarter Ended May 1, 2016

Consolidated Results

In addition to the results included in the highlights above, direct operating expenses for the first quarter of fiscal 2017 increased to $108.0 million from $103.8 million in the comparable period last year and, as a percentage of total revenues, increased to 79.1% from 78.3%. Direct operating expenses include $1.1 million related to employee termination benefits.

General and administrative expenses were $7.5 million in the first quarter compared to $7.6 million in the same period a year ago. General and administrative expenses in the first quarter of fiscal 2017 include $0.1 million in employee termination benefits and $0.5 million in Merger related costs.

Impairment charges and lease termination costs of $0.5 million in the first quarter of the current year principally relate to the refranchising of certain shop locations which was completed during the second quarter of fiscal 2017.

Segment Results

Revenues at Company Stores increased 3.6% to $94.0 million in the quarter, driven by a 4.7% increase in on-premises sales, which included a 1.8% increase in store operating weeks and 0.7% decrease in same store sales. Sales within the consumer packaged goods category, which represents just under half of the Company Stores segment revenues, increased 2.3% compared to the prior year. Company Stores segment operating income decreased from $7.4 million to $6.0 million in the quarter as a result of the Company Stores contribution margin decreasing from 18.5% to 17.1% and $0.4 million in employee termination benefits. The decrease in contribution margin was primarily due to higher shop labor partially offset by lower commodity costs.

Domestic Franchise revenues increased 11.5% to $4.1 million primarily reflecting higher royalties. Total sales by domestic franchisees rose 6.7%, and same store sales at domestic franchise shops increased 1.6%. The Domestic Franchise segment generated operating income of $2.5 million compared to $2.1 million in the same period last year, and included $0.2 million in employee termination benefits.

International Franchise revenues increased 1.9% to $6.9 million from $6.7 million last year principally due to higher royalties and franchise fees. Unfavorable foreign exchange rates adversely affected royalty revenues and segment operating income by approximately $300,000. Sales by International Franchise stores declined 1.9%, largely due to unfavorable foreign exchange rate impacts. Excluding the effects of changes in foreign exchange rates, International Franchise stores sales rose 2.8%. Constant currency same store sales at International Franchise stores declined 7.3%. International Franchise segment operating income decreased to $4.6 million compared to $4.9 million in the quarter last year primarily due to the negative impact of foreign exchange rates and $0.3 million in employee termination benefits.

KK Supply Chain revenues (including sales to Company stores) rose 0.8% to $64.0 million and external KK Supply Chain revenues rose 0.6% to $31.5 million. KK Supply Chain generated operating income of $12.0 million compared to $10.9 million last year, primarily due to higher volumes and lower operating costs partially offset by $0.2 million in employee termination benefits.

Full Year Outlook and Conference Call

Due to the proposed Merger, the Company will not be updating its outlook for fiscal 2017 and will not be holding a conference call to discuss its first quarter fiscal 2017 results.

About Krispy Kreme Doughnuts, Inc.

The Company is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, N.C., the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 1,100 Krispy Kreme shops in over 25 countries around the world. Connect with Krispy Kreme at www.krispykreme.com.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations and changes in sales volume; risks associated with the use and implementation of information technology; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; actions by franchisees that could harm our business; our ability to implement our domestic and international growth strategy; our ability to implement and operate our domestic shop model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; reliance on third parties in many aspects of our business; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; and increased costs or other effects of new government regulations. The following factors, among others, could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain the required shareholder approvals; the inability to satisfy the other conditions specified in the Merger Agreement, including, without limitation, the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the Merger Agreement; the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention, the outcome of any legal proceedings that may be instituted against the Company, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by JAB Beech Inc. In connection with this Merger, the Company may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the Merger. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) filed in connection with the Merger (if and when available) will be mailed to shareholders of the Company. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.krispykreme.com or by contacting the Company’s corporate secretary’s office at 370 Knollwood Street, Winston-Salem, N.C. 27103 or by calling (336) 726-8876.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the Merger will be set forth in the special meeting proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the SEC, including the Company’s proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on May 5, 2016, the Company’s Quarterly Report on Form 10-Q and the Company’s Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Three Months Ended
	May 1,	May 3,
	2016	2015
	(In thousands, except per share amounts)
Revenues	$136,484	$132,474
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	107,991	103,772
General and administrative expenses	7,483	7,554
Depreciation and amortization expense	4,056	3,993
Impairment charges and lease termination costs	453	4
Pre-opening costs related to Company Stores	607	323
Gains on commodity derivatives, net	-	(447)
Operating income	15,894	17,275
Interest income and (expense), net	(368)	(230)
Other non-operating income and (expense), net	(2)	184
Income before income taxes	15,524	17,229
Provision for income taxes	6,108	6,563
Net income	$9,416	$10,666

Earnings per common share:
Basic	$0.15	$0.16
Diluted	$0.14	$0.16

Weighted average shares outstanding:
Basic	64,098	66,603
Diluted	65,407	68,573

KRISPY KREME DOUGHNUTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	May 1,	January 31,
	2016	2016
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,701	$50,785
Receivables, net	30,331	28,426
Inventories	16,936	16,312
Other current assets	6,025	3,619
Total current assets	81,993	99,142
Property and equipment	126,581	127,709
Goodwill and other intangible assets	30,974	30,985
Deferred income taxes	69,462	74,874
Other assets	10,004	10,165
Total assets	$319,014	$342,875

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of lease obligations	$333	$326
Accounts payable and accrued liabilities	52,027	49,393
Total current liabilities	52,360	49,719
Lease obligations, less current portion	11,266	11,217
Other long-term obligations and deferred credits	26,734	25,799

Commitments and contingencies

Total shareholders' equity	228,654	256,140
Total liabilities and shareholders’ equity	$319,014	$342,875

KRISPY KREME DOUGHNUTS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended
	May 1,	May 3,
	2016	2015
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,416	$10,666
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,056	3,993
Deferred income taxes	5,412	5,950
Impairment charges	500	-
Loss on disposal of property and equipment	29	34
Share-based compensation	1,568	1,997
Unrealized gains on commodity derivative positions	-	(1,060)
Other	178	74
Net change in assets and liabilities	(1,664)	(4,509)
Net cash provided by operating activities	19,495	17,145
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8,047)	(4,546)
Proceeds from disposals of property and equipment	(5)	216
Acquisition of stores and franchise rights from franchisees	(185)	(312)
Other investing activities	89	821
Net cash used for investing activities	(8,148)	(3,821)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of lease obligations	(86)	(82)
Proceeds from exercise of stock options	1,334	519
Repurchase of common shares	(34,679)	(6,090)
Net cash used for financing activities	(33,431)	(5,653)
Net increase (decrease) in cash and cash equivalents	(22,084)	7,671
Cash and cash equivalents at beginning of period	50,785	50,971
Cash and cash equivalents at end of period	$28,701	$58,642

KRISPY KREME DOUGHNUTS, INC.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)

Management evaluates the Company’s results of operations using, among other measures, adjusted net income and adjusted earnings per share, which reflect the provision for income taxes only to the extent such taxes are currently payable in cash. In addition, management excludes from adjusted net income charges and credits that are unusual and infrequently occurring. Management believes adjusted net income and adjusted earnings per share are useful performance measures because they more closely measure the cash flows generated by the Company’s operations and the trends in those cash flows than do GAAP net income and earnings per share, and because they exclude the effects of transactions that are not indicative of the Company’s ongoing results of operations. Adjusted net income and adjusted earnings per share are non-GAAP measures.

As of January 31, 2016, the Company had net deferred income tax assets of approximately $75 million, of which approximately $26 million related to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers totaled approximately $124 million.

The Company has reported cumulative pretax income of over $220 million since the beginning of fiscal 2010, and the Company also has generated significant taxable income during this period. However, because of the Company’s utilization of its federal and state net operating loss carryovers and other deferred tax assets, the Company’s cash payments for income taxes have been relatively insignificant during this period. As a result, the provision for income tax expense has substantially exceeded cash payments for income taxes. Until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to continue to substantially exceed the amount of cash income taxes payable by the Company.

In the first quarter of fiscal 2017, the Company recorded $1.2 million in employee termination benefits and $0.5 million related to the previously announced Merger. Costs of this magnitude and nature are excluded from adjusted net income because including them is not representative of the ongoing performance of the Company’s remaining assets.

The following non-GAAP financial information and related reconciliation of adjusted net income to GAAP net income are provided to assist the reader in understanding the effects of the above facts and transactions on the Company’s results of operations. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable, as well as, reflect the ongoing performance of the business. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business that do not consider certain employee termination benefits, Merger costs and income taxes except to the extent to which those taxes currently are payable, for example, in capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

	Three Months Ended
	May 1,	May 3,
	2016	2015
	(In thousands, except per share amounts)
Net income, as reported	$9,416	$10,666
Employee termination benefits	1,192	-
Merger related costs	454	-
Provision for deferred income taxes	5,412	5,950
Adjusted net income	$16,474	$16,616

Adjusted earnings per common share - diluted	$0.25	$0.24

Weighted average shares outstanding - diluted	65,407	68,573

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	May 1,	May 3,
	2016	2015
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$52,452	$50,096
Consumer packaged goods - wholesale sales	41,541	40,621
Company Stores revenues	93,993	90,717
Domestic Franchise	4,137	3,709
International Franchise	6,855	6,728
KK Supply Chain:
Total revenues	64,049	63,517
Less – intersegment sales elimination	(32,550)	(32,197)
External KK Supply Chain revenues	31,499	31,320
Total revenues	$136,484	$132,474

Operating income:
Company Stores	$5,963	$7,357
Domestic Franchise	2,533	2,094
International Franchise	4,578	4,904
KK Supply Chain	11,972	10,949
Total segment operating income	25,046	25,304
General and administrative expenses	(7,483)	(7,554)
Corporate depreciation and amortization expense	(609)	(595)
Impairment charges and lease termination costs	(453)	(4)
Pre-opening costs related to Company Stores	(607)	(323)
Gains on commodity derivatives, net	-	447
Consolidated operating income	$15,894	$17,275

Depreciation and amortization expense:
Company Stores	$3,270	$3,169
Domestic Franchise	17	17
International Franchise	-	-
KK Supply Chain	160	212
Corporate	609	595
Total depreciation and amortization expense	$4,056	$3,993

KRISPY KREME DOUGHNUTS, INC.

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
(Unaudited)

Three Months Ended
May 1,	May 3,	Change
2016	2015	vs LY
Company-operated stores (all domestic):
Stores at beginning of period	116	111
Opened	3	2
Closed	(5)	-
Acquired (divested)	-	1
Stores at end of period	114	114

Domestic Franchise stores:
Stores at beginning of period	181	167
Opened	2	2
Closed	-	(2)
Acquired (divested)	-	(1)
Stores at end of period	183	166

International Franchise stores:
Stores at beginning of period	824	709
Opened	25	24
Closed	(13)	(10)
Stores at end of period	836	723

Total systemwide store count	1,133	1,003

Systemwide Sales (in thousands):(1)
Company stores	$93,247	$89,968	3.6%
Domestic Franchise stores	97,907	91,772	6.7%
International Franchise stores	118,489	120,750	(1.9)%
International Franchise stores, in constant dollars(2)	118,489	115,229	2.8%

Company Stores Supplemental Information (in thousands):
Company Stores revenues	$93,993	$90,717	3.6%

Company Stores contribution(3)	$16,059	$16,817	(4.5)%
Other segment expenses, net (including depreciation and
amortization expense)	10,096	9,460	6.7%
Company Stores operating income	$5,963	$7,357	(18.9)%

Company Stores contribution margin	17.1%	18.5%	(140)	basis points

Company Stores - Store Operating Weeks	1,493	1,467	1.8%

Change in Same Store Sales (retail sales only):(4)
Company stores	(0.7)%	4.3%
Domestic Franchise stores	1.6%	5.8%
International Franchise stores	(10.8)%	(9.2)%
International Franchise stores, in constant dollars(2)	(7.3)%	(1.7)%

Company Stores - Consumer Packaged Goods - wholesale sales:(5)
Change in average weekly number of doors	1.5%	0.8%
Change in average weekly sales per door	6.2%	0.3%

(1)	Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise Krispy Kreme stores but exclude sales among Company and franchise stores. The Company believes systemwide sales data are useful in assessing consumer demand for the Company’s products, the overall success of the Krispy Kreme brand and, ultimately, the performance of the Company. All of the Company’s royalty revenues are computed as percentages of sales made by the Company’s domestic and international franchisees, and substantially all of KK Supply Chain’s external sales of doughnut mixes and other ingredients ultimately are determined by demand for the Company’s products at franchise stores. Accordingly, sales by the Company’s franchisees have a direct effect on the Company’s royalty and KK Supply Chain revenues, and therefore on the Company’s profitability. The Company’s consolidated financial statements appearing elsewhere herein include sales by Company stores, sales to franchisees by the KK Supply Chain segment, and royalties and fees received from franchise stores based on their sales, but exclude sales by franchise stores to their customers.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	Company Stores contribution represents Company Stores revenues less costs of food, beverage and packaging; labor and benefit costs; vehicle costs; occupancy and other store related costs and excludes depreciation and amortization expense; marketing expenses and segment general and administration expenses. Company Stores contribution is a non-GAAP financial measure and the Company believes this is a useful measure to assess and evaluate the performance of its Company Stores segment.
(4)	The change in “same store sales” represents the aggregate retail sales (excluding fundraising sales) during the current year period for all stores which had been open for 18 or more months during the current year period divided by the aggregate retail sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 18 consecutive months, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.
(5)	Company Stores consumer packaged goods - wholesale sales “average weekly number of doors” represents the average number of customer locations to which product deliveries to grocers/mass merchants and convenience stores are made during a week by Company Stores and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

Krispy Kreme Contacts:

Media:	Investor Relations:

Darryl Carr	Anita K. Booe
(336) 726-8996	(336) 703-6902
dcarr@krispykreme.com	abooe@krispykreme.com